Bacterin Reports New Hires and Management Reorganization, Driving Most Active Processing Month in July

BELGRADE, MT, – August 5, 2011 – Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and anti-infective coatings for medical applications, achieved its most productive processing month in July. The record month reflects both greater capacity and efficiency in the company’s operational platform, which is largely due to several new hires and a management reorganization completed during the month.

“As our first strategic reorganization in six years, our management team is now more integrated and aligned, and is now better prepared to meet the increasing demand for our medical device and biologics products,” sai50d Guy Cook, Bacterin’s chairman and CEO. “Along with three additional procurement agency partners added last quarter, we now have a greater ability to both procure additional donor tissues and expand our processing capacity to meet our growth objectives.”

The management changes involved 14 positions for which the company made new hires or internal promotions. Ten positions were newly created, four were existing, and one was eliminated, which included (listed alphabetically):

Michele Brearey was promoted to represent western territory customer service and sales. She is responsible for marketing products to customers. Brearey joined the quality assurance team at Bacterin in August of 2009, working with the biologics division on production, regulation, and distribution of products.

Tyson Burrows was promoted to quality assurance and control manager. Under his leadership, the quality assurance and control team will continue to provide superior products as a leader in both industries. Prior to joining Bacterin three years ago, Burrows served in an FDA regulated environment for 13 years, nine of which were in quality assurance and control management capacities.

Rob Dearing was promoted to processing manager. Dearing will be responsible for overseeing many aspects of processing and documentation. He has more than 24 years of experience in the tissue bank industry, including previous work for a number of tissue banks and procurement agencies.

Darrel Holmes was promoted to chief operating officer. Holmes’ responsibilities assume those of Jesus Hernandez, who departed Bacterin to pursue other interests, and Hernandez’s former position as vice president of biologics was eliminated. As COO, Holmes is responsible for the medical device and biologics divisions FDA and ISO/CE Marking certification/registrations and on-going management. He has more than 30 years of leadership and proven performance in operations and site management, strategic planning, product development, technology transfer, engineering and IT, and manufacturing. Holmes has extensive experience in establishing quality control systems and in maintaining medical device and biologics operations in compliance with FDA Quality Systems regulations, cGMP’s, and ISO requirements.

Dr. Greg Juda was promoted to director of scientific affairs. For the past six years, Dr. Juda has been a primary contributor to our expanding product line. His dedication to the patient, appreciation of the donor, and extensive education brought him to his current position.

Tasha Karlberg was promoted to sales and customer service manager. She is responsible for overseeing Bacterin’s sales, customer service, and distribution activities. This includes managing and streamlining finished goods to customers, and overseeing customer service in managing international, national and direct accounts, as well as educating Bacterin’s sales force on product knowledge, company policies, inventory management and regulatory issues. Karlberg joined Bacterin in 2008, bringing 15 years of customer service and sales experience.

Jiff Lyles was promoted to supervisor of medical devices production, a division that has doubled production in one year to date. Lyles has completed research in the Centers for Computational Biology and Centers for Biofilm Engineering at Montana State University.

Molly Mason was promoted to vice president of marketing and national accounts. In her new role, she will continue her responsibilities of developing and overseeing Bacterin’s integrated marketing campaigns, brand development, product positioning and communication, as well as developing and implementing Bacterin’s training programs for its direct and indirect distribution network. She will also manage national corporate partnerships and relations with group purchasing organizations, independent delivery networks, and larger hospital systems. She worked more than 10 years in marketing and customer service positions.

Dr. Todd Meyer was promoted to director of research and development, after six years at Bacterin. Dr. Meyer is responsible for new products, development of intellectual property, regulatory strategy, and management of alliance projects. He has led several successful regulatory efforts, leading to additional Bacterin products on the market.

Jose Milian was promoted to processing supervisor. Milian brings to the position more than 14 years of experience in the medical field, including previous work with the National Tissue Bank of Georgia and taught science at the Mayaguez Embalming School of the University of Puerto Rico. He also founded the Puerto Rico Tissue Reserve Foundation, which received licenses to procure, process, distribute and store tissue in Puerto Rico. He was also responsible for all FDA audits for the foundation.

Rusty Morck was promoted to the newly created position of donor services manager. Morck has more than 15 years of experience in tissue banking as manager of operations at Allosource and director of operations at U.S. Tissue and Cell.

Janet Seidel was promoted to quality assurance and quality control supervisor of the device division. Seidel will oversee and assist with inspections, quality control testing, audits and other aspects of the quality assurance department. She worked for a year at the Los Alamos National Laboratory.

Kathy Simkins has accepted the position of donor services manager. Simkins recently joined Bacterin’s marketing department as a liaison between the company’s biologics division and the company’s procurement organizations. She has more than eight years of marketing experience.

Craig Smith was appointed director of engineering and IT. He will design medical devices and specialty manufacturing equipment while overseeing maintenance of Bacterin’s Belgrade facilities. Other duties include product and process development, equipment repair and maintenance, and executive management of IT infrastructure. Smith joined Bacterin in 2005 as an engineer, soon became a senior manager of engineering and IT.

Chris Wood was appointed quality assurance and quality control supervisor of the biologics division. Wood joined Bacterin in July of 2009 with a background in engineering. His primary role has been maintaining the integrity and quality of biologics products.

About Bacterin International Holdings
Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements
This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the Company; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Guy Cook
President & CEO
Bacterin International Holdings, Inc.
Tel 406-388-0480
gcook@bacterin.com

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com